CONSENT

TO:    The Securities and Exchange Commission
       Washington, D.C. 20549

RE:    Wedge Net Experts, Inc.


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to this Registration Statement of Wedge Net Experts, Inc. on Form SB-2 of our report dated January 12, 2001, appearing in the prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Cordovano and Harvey, P.C.
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Cordovano and Harvey, P.C.
Denver, Colorado
April 19, 2001